UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2010

ZIOPHARM Oncology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2010, ZIOPHARM Oncology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. (the “Representative”) relating to the issuance and sale of 7,000,000 shares of the Company’s common stock, par value $0.001 per share.  The Representative, on behalf of itself and JMP Securities LLC, as underwriters for the offering, purchased 7,000,000 shares from the Company pursuant to the Underwriting Agreement and offered the shares to the public at a price of $5.00, and to certain dealers at that price less a concession not in excess of $0.18 per share of common stock. The net proceeds to the Company from this offering were approximately $32.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering was completed on June 2, 2010. Under the terms of the Underwriting Agreement, the Company has granted the Representative an option, exercisable for 30 days, to purchase up to an additional 1,050,000 shares of common stock to cover over-allotments, if any.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-166444) previously filed with the Securities and Exchange Commission, a prospectus supplement and a free writing prospectus thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The benefits and representations and warranties set forth in the Underwriting Agreement are not intended to and do not constitute continuing representations and warranties of the Company to persons not a party thereto, including without limitation, any future or other investors. A copy of the opinion of Maslon Edelman Borman & Brand, LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On May 26, 2010, the Company issued a press release announcing that it had commenced the offering. On May 27, 2010, the Company issued a press release announcing that it had priced the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated May 27, 2010 between ZIOPHARM Oncology, Inc. and Jefferies & Company, Inc., as representative of the several underwriters named therein

5.1	Opinion of Maslon Edelman Borman & Brand, LLP

23.1	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated May 26, 2010

99.2	Press Release, dated May 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Richard Bagley
Date: June 2, 2010		Name: Richard Bagley
Title: President, Chief Operating Officer and Chief
Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated May 27, 2010 between ZIOPHARM Oncology, Inc. and Jefferies & Company, Inc., as representative of the several underwriters named therein

5.1	Opinion of Maslon Edelman Borman & Brand, LLP

99.1	Press Release, dated May 26, 2010

99.2	Press Release, dated May 27, 2010